EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated March 21, 2018, with respect to the consolidated financial statements of One Stop Systems, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

October 2, 2018